MODIFICATION OF THE MASTER PURCHASE AGREEMENT

BETWEEN CI², INC. AND WINSONIC HOLDINGS

Modification entered this 10th day of December, 2004 between CI², Inc. and WinSonic Digital Media Group, Ltd.

This instrument modifies Section 2.2 of the Master Purchase Agreement to extend the time period in which CI², Inc. may exercise its right of first refusal to purchase the networks as described therein for $9.7 million dollars for an additional ninety (90) days until February 1, 2005.

This instrument replaces the name of the contracting party WinSonic Holdings, Ltd. to WinSonic Digital Media Group, Ltd.  Except as set forth herein, all other terms and conditions of the above-mentioned Master Purchase Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement.

WINSONIC DIGITAL MEDIA GROUP, LTD

            CI², INC.

By:  /s/ Winston Johnson

By: /s/ W. Andrella Baylis

Name:  Winston Johnson

Name:  W. Andrella Baylis

Title:     CEO

Title:  President/CEO

Date:  12/10/2004

Date:  12/10/2004